UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

CATCHMARK TIMBER TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325

Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information required by Item 1.01 is included in Item 2.03 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On December 23, 2014, CatchMark Timber Trust, Inc. (the “Company”), through CatchMark Timber Operating Partnership, L.P. (the “Borrower”), amended and restated its existing credit facilities by entering into a Fourth Amended and Restated Credit Agreement, dated as of December 23, 2014 (the “Credit Agreement”) by and among the Company, the Borrower, the Company’s wholly-owned subsidiaries (collectively, with the Company, the “Guarantors”), CoBank, ACB (“CoBank”), as administrative agent, joint lead arranger, sole bookrunner, swingline lender and issuing lender, Agfirst Farm Credit Bank, (“Agfirst”), joint lead arranger and syndication agent, and Cooperatieve Centrale Raiffelsen-Boerenleenbank, B.A. (“RaboBank”), as documentation agent, and certain financial institutions, as lenders.

Subject to limitations set forth therein, the Credit Agreement, among other things, increases the maximum commitments available for borrowing under existing credit facilities from $240,000,000 to $410,000,000. Per the Credit Agreement, commitments under the credit facilities are as follows:

•	a $35.0 million five-year revolving credit facility (the “Revolving Credit Facility”);

•	a $275.0 million seven-year multi-draw term credit facility (the “Multi-Draw Term Facility”), $18.0 million of which is currently outstanding; and

•	a $100.0 million ten-year term loan credit facility (the “Term Loan Facility”, and together with the Revolving Credit Facility and the Multi-Draw Term Facility, the “Credit Facilities”), all of which is currently outstanding.

In addition, the Credit Agreement provides greater flexibility regarding the use of proceeds. Proceeds of borrowings under the Credit Facilities may be used for general working capital and acquisitions of additional timberland. In addition, proceeds of borrowings under the Multi-Draw Term Facility may be used for repurchases of up to $25.0 million of the Company’s outstanding shares.

The Revolving Credit Facility will bear interest at an adjustable rate equal to a base rate plus between 0.50% and 1.50% or a LIBOR rate plus between 1.50% and 2.50%, in each case depending on the Company’s LTV Ratio, and will terminate and all amounts outstanding under the facility will be due and payable on December 23, 2019.

The Multi-Draw Credit Facility may be drawn upon up to eight times during the period beginning on December 23, 2014 through December 23, 2017 and may be used to finance domestic timber acquisitions and associated expenses. Amounts repaid under the Multi-Draw Credit Facility may be reborrowed prior to the third anniversary of the closing date. The Multi-Draw Facility will bear interest at an adjustable rate equal to a base rate plus between 0.75% and 1.75% or a LIBOR rate plus between 1.75% and 2.75%, in each case depending on the Company’s LTV Ratio, and will terminate and all amounts outstanding under the facility will be due and payable on December 23, 2021. The Multi-Draw Credit Facility is interest only until the maturity date; however, if the Company’s LTV Ratio is equal to or in excess of 40%, then principal payments will be required to be made beginning on December 31, 2017 at a per annum rate of 5.0% of the principal amount outstanding under the Multi-Draw Credit Facility.

The Term Loan Facility will bear interest at an adjustable rate equal to a base rate or a LIBOR rate plus 1.75%, and will terminate and all amounts outstanding under the facility will be due and payable on December 23, 2024.

The Company is now eligible to receive annual patronage refunds, which are profit distributions made by CoBank and other Farm Credit System banks, which the Company expects to be relatively de minimis until fiscal year 2016. The refinancing effectively reduces the Company’s annual cash interest expense by approximately 55 to 65 basis points or approximately $700,000 based on its current debt levels.

To mitigate its exposure to interest rate risk on its variable rate debt, the Company entered into an interest rate swap agreement for $35 million of the Term Loan Facility, which effectively fixes the interest rate at 4.145% per annum before taking into account the receipt of any patronage dividends.

The representations and covenants contained in the Credit Agreement are customary for financing transactions of this nature including, among others, a requirement that the Company’s LTV Ratio not exceed 45% at any time and a minimum liquidity balance until the date that the Company has achieved a fixed charge coverage ratio of not less than 1.05:1 (after such date the Company must maintain a fixed coverage charge ratio of not less than 1.05:1), in each case as set forth in the Credit Agreement. In addition, certain other covenants could restrict the Company’s ability to incur additional debt, pay dividends or acquire or dispose of assets.

The Credit Agreement also provides for events of default that are customary for financing transactions of this nature, including cross-defaults to other material indebtedness. Upon the occurrence of an event of default, the Company could be required to immediately repay all amounts outstanding under the applicable facility.

The Borrower’s obligations under the Credit Agreement are collateralized by a first priority lien on the timberlands owned by the Company’s subsidiaries and substantially all of the Borrower’s and each of its subsidiaries’ other assets in which a security interest may lawfully be granted, including, without limitation, accounts, equipment, inventory, intellectual property, bank accounts and investment property. In addition, the Borrower’s obligations under the Credit Agreement are jointly and severally guaranteed by the all of the Guarantors pursuant to the terms of the Credit Agreement. The Company has also agreed to guarantee certain losses caused by certain willful acts of the Borrower or its subsidiaries.

The Company and certain of its affiliates may have commercial banking, investment banking and retail lending and other relationships with certain of the lenders under the Credit Facilities and/or their respective affiliates. These lenders, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.

The foregoing description of the Credit Facilities is qualified in its entirety by reference to the Credit Agreement, each of the security agreements and the pledge agreement, each of which was entered into in connection therewith, and copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this this current report on Form 8-K (the “Current Report”) and is incorporated by reference herein.

On December 24, 2014, the Company issued a press release announcing the entry into the Credit Agreement, as discussed above. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Fourth Amended and Restated Credit Agreement, dated as of December 23, 2014, by and among CatchMark Timber Operating Partnership, L.P., as Borrower, certain Guarantors, CoBank, ACB, as Administrative Agent, Joint Lead Arranger, Sole Bookrunner, Swingline Lender and Issuing Lender, AgFirst Farm Credit Bank, as Joint Lead Arranger and Syndication Agent, Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A. “RaboBank Nederland”, New York Branch, as Document Agent, and Certain Financial Institutions, as the Lenders.

10.2	Third Amended and Restated Security Agreement, dated as of December 23, 2014, made by CatchMark Timber Operating Partnership, L.P., Timberlands II, LLC, CatchMark Timber TRS, Inc., CatchMark TRS Harvesting Operations, LLC, CatchMark HBU, LLC, CatchMark Texas Timberlands GP, LLC and CatchMark Texas Timberlands, L.P. in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

10.3	Third Amended and Restated Security Agreement, dated as of December 23, 2014, made by CatchMark Timber Trust, Inc. in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

10.4	Third Amended and Restated Pledge Agreement, dated as of December 23, 2014, made by CatchMark Timber Operating Partnership, L.P., Timberlands II, LLC, CatchMark Timber TRS, Inc., CatchMark TRS Harvesting Operations, LLC, CatchMark HBU, LLC, CatchMark Texas Timberlands GP, LLC and CatchMark Texas Timberlands, L.P. in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

99.1	Press Release dated December 24, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

By:	/s/ Brian M. Davis
Brian M. Davis
Senior Vice President and Chief Financial Officer

Dated: December 30, 2014

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Fourth Amended and Restated Credit Agreement, dated as of December 23, 2014, by and among CatchMark Timber Operating Partnership, L.P., as Borrower, certain Guarantors, CoBank, ACB, as Administrative Agent, Joint Lead Arranger, Sole Bookrunner, Swingline Lender and Issuing Lender, AgFirst Farm Credit Bank, as Joint Lead Arranger and Syndication Agent, Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A. “RaboBank Nederland”, New York Branch, as Document Agent, and Certain Financial Institutions, as the Lenders.

10.2	Third Amended and Restated Security Agreement, dated as of December 23, 2014, made by CatchMark Timber Operating Partnership, L.P., Timberlands II, LLC, CatchMark Timber TRS, Inc., CatchMark TRS Harvesting Operations, LLC, CatchMark HBU, LLC, CatchMark Texas Timberlands GP, LLC and CatchMark Texas Timberlands, L.P. in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

10.3	Third Amended and Restated Security Agreement, dated as of December 23, 2014, made by CatchMark Timber Trust, Inc. in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

10.4	Third Amended and Restated Pledge Agreement, dated as of December 23, 2014, made by CatchMark Timber Operating Partnership, L.P., Timberlands II, LLC, CatchMark Timber TRS, Inc., CatchMark TRS Harvesting Operations, LLC, CatchMark HBU, LLC, CatchMark Texas Timberlands GP, LLC and CatchMark Texas Timberlands, L.P. in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

99.1	Press Release dated December 24, 2014